Exhibit 99.1

Zynex Announces Appointment of Bret Wise to Board of Directors as Audit Committee Chair

ENGLEWOOD, Colo., October 14, 2025 /PRNewswire/ -- Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, rehabilitation, and patient monitoring, today announced the appointment of Bret Wise to its Board of Directors. Mr. Wise will also serve as Chair of the Audit Committee.

“Bret Wise is a great addition to our Board of Directors as the Chair of our Audit Committee as we continue to refocus the Zynex mission and vision around patient and customer success with a renewed commitment to integrity and compliance,” said Steven Dyson, Chief Executive Officer.

Mr. Wise is a retired senior executive with significant operational and financial management experience in the medical device industry. Mr. Wise served as Chair and Chief Executive Officer of Dentsply International from January 2007 through February 2016, and as Executive Chair of Dentsply Sirona from March 2016 through September 2017. From 2002 through 2006, Mr. Wise served in various positions at Dentsply International, including President, Chief Operating Officer, and Chief Financial Officer.

Prior to 2002, Mr. Wise was Chief Financial Officer of two publicly traded companies and held various positions of increasing responsibility including audit partner with KPMG, a global accounting firm. Mr. Wise has previously served on the Board of Directors of two other publicly traded companies, IMS Health Inc. and Pall Corporation, and two additional private companies. Mr. Wise currently serves as a member of the Board of Directors of Zest Dental Solutions, a private medical device company, and as a member of the Clinical Advisory Board of the Kansas City University College of Dental Medicine.

“I am honored to take on this role as Chair of the Audit Committee at such a pivotal time for Zynex,” said Mr. Wise. “I look forward to working with the rest of the Board and management team as we chart a new course for the future.”

“We are pleased to welcome Bret Wise to the Board,” said Thomas Sandgaard, founder and Chair of the Board. “We believe Mr. Wise’s financial expertise will add significant value to Zynex as we continue our commitment to the highest standards of financial oversight and transparency.”

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to the discussion of our plans, strategies and objectives for future operations and the anticipated benefits of the Board update discussed herein; and other similar statements.

Words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “preliminary,” “will,” “would” and similar expressions are intended to identify forward-looking statements. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The Company makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products; the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources; the need to keep pace with technological changes; our dependence on the reimbursement for our products from health insurance companies; the outcome of the Tricare payment suspension; our dependence on first party manufacturers to produce our products on time and to our specifications’ implementation of our sales strategy including a strong direct sales force, market conditions; economic factors, such as interest rate fluctuations; and other risks described in our filings with the Securities and Exchange Commission.

These and other risks are described in our filings with the Securities and Exchange Commission including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, as well as our quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statements contained in this press release represent Zynex’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Zynex explicitly disclaims any obligation to update any forward-looking statements, except to the extent required by law.

About Zynex, Inc.

Zynex, founded in 1996, develops, manufactures, markets, and sells medical devices used for pain management and rehabilitation as well as non-invasive fluid, sepsis, and laser-based pulse oximetry monitoring systems for use in hospitals. For additional information, please visit: www.zynex.com.

Investor Relations Contact:

Vikram Bajaj, CFO

ir@zynex.com